Exhibit 6(a)
                       THE HOMESTATE GROUP
                RODNEY SQUARE DISTRIBUTORS, INC.
                     DISTRIBUTION AGREEMENT


    THIS DISTRIBUTION AGREEMENT is made as of the 20th day of November, 1995, between The HomeState Group , a Pennsylvania common law trust (the "Trust"), having its principal place of business in Lancaster, Pennsylvania, and Rodney Square Distributors, Inc., a corporation organized under the laws of the State of Delaware (the "Distributor"), having its principal place of business in Wilmington, Delaware.

    WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and offers for public sale one or more distinct, series of shares of beneficial interest ("Series") each corresponding to a distinct portfolio;

    WHEREAS, each share of a Series represents an undivided interest in the assets, subject to the liabilities, allocated to that Series and each Series has a separate investment objective and policies;

      WHEREAS, at the present time, the Trust exists of one Series, (each a "Portfolio," and two or more together "Portfolios");

    WHEREAS, the Trust wishes to employ the services of Distributor, with such assistance from its affiliates as the latter may provide, such employment to take effect as of November 20, 1995; and

    WHEREAS, Distributor wishes to provide distribution services to the Trust as set forth below;

   NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

   1. SALE OF SHARES. The Trust grants to the Distributor the right to sell shares of beneficial interest of all Series of the Trust, now or hereafter created, (the "Shares") on its behalf during the term of this Agreement and subject to the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and of the laws governing the sale of securities in various states (the "Blue Sky Laws") under the following terms and conditions: the Distributor (i) shall have the right to sell, as agent on behalf of the Trust, Shares authorized for issue and registered under the 1933 Act and applicable Blue Sky Laws; and (ii) shall sell such Shares only in compliance with the terms set forth in the Trust's currently effective registration statement any Plan of Distribution of the Trust or its series ("Plan") as may be in effect from time to time and any further limitations the trustees of the Trust may impose. Distributor may enter into selling agreements with selected dealers and others for the sale of Trust Shares and will act only on its own behalf as principal in entering into such selling agreements.

    2. SALE OF SHARES BY THE TRUST. The rights granted to the Distributor shall be non-exclusive in that the Trust reserves the right to sell its Shares to investors on applications received and accepted by the Trust. Further, the Trust reserves the right to issue Shares in connection with (a) the merger or consolidation of the assets of, or acquisition by

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the Trust through purchase or otherwise, with any other investment company, trust or personal holding company; and (b) a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split-up.

    3. SHARES COVERED BY THIS AGREEMENT. This Agreement shall apply to issued Shares of all Series of the Trust, Shares of all Series of the Trust held in its treasury in the event that in the discretion of the Trust treasury shares shall be sold, and Shares of all Series of the Trust repurchased for resale.

    4. PUBLIC OFFERING PRICE. Except as otherwise noted in the Trust's current Prospectus (the "Prospectus") or Statement of Additional Information (the "SAI") with respect to each Series, all Shares sold to investors by the Distributor or the Trust will be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per Share, plus applicable sales load,if any, determined in the manner described in the Trust's current Prospectus or SAI with respect to the applicable series. The Trust shall in all cases receive the net asset value per Share on all sales.

    5. SUSPENSION OF SALES. If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be processed by the Distributor except such unconditional orders placed with the Distributor before it had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and the Distributor's authority to process orders for Shares on behalf of the Trust if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust. In addition, the Trust and Distributor reserve the right to reject any purchase order.

    6. SOLICITATION OF SALES. In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts, consistent with its other business, to secure purchasers for Shares of the Trust. This shall not prevent the Distributor from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. Distributor agrees to use all reasonable efforts to ensure that taxpayer identification numbers provided for shareholders of the Trust are correct.

   7. AUTHORIZED REPRESENTATIONS. The Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the appropriate registration statements, Prospectuses or SAI's filed with the Securities and Exchange Commission under the 1933 Act and applicable Blue Sky Laws (as those registration statements, Prospectuses and SAI's may be amended from time to time), or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing, in compliance with applicable laws and regulations, sales literature or other material as it may deem appropriate. Distributor will furnish or cause to be furnished copies of such sales literature or other material to the President of the Trust or his designee and will provide him with a reasonable opportunity to comment on it. Distributor agrees to take appropriate action to cease using such sales literature or other material to which the Trust reasonably objects as promptly as practicable after receipt of the objection.

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    8.      REGISTRATION OF SHARES.  The Trust agrees that it will take all action necessary to register Shares under the 1933 Act (subject to the necessary approval, if any, of its shareholders) so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell. The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of each series of the Trust.

   9. EXPENSES, COMPENSATION AND REIMBURSEMENT

   (a)The Trust shall pay all fees and expenses:

       (i)in connection with the preparation, setting in type and filing of any registration statement, Prospectus and SAI under the 1933 Act, and any amendments thereto, for the issue of its Shares;

       (ii) in connection with the registration and qualification of Shares for sale in the various states in which the Board of Trustees (the "Trustees") of the Trust shall determine it advisable to qualify such Shares for sale (including registering the Trust or Series as a broker or dealer or any officer of the Trust as agent or salesperson in any state);

       (iii)of preparing, setting in type, printing and mailing any report or other communication to shareholders of the Trust in their capacity as such; and

       (iv)   of   preparing,  setting  in  type,  printing   and   mailing
           Prospectuses, SAI's, and any supplements thereto, sent to existing shareholders.

   (b)The Distributor shall pay costs of:

       (i)printing   and  distributing  Prospectuses,  SAI's  and   reports
           prepared for its use in connection with the offering of the Shares for sale to the public;

       (ii) any other literature used in connection with such offering;

       (iii)advertising in connection with such offering including, but not limited to the following: public relations services, sales presentations, media charges, preparation, printing and mailing of advertising and sales literature, data processing necessary to support a distribution effort, printing and mailing prospectuses and distribution and shareholder servicing activities of brokers/dealers and other financial institutions; and

       (iv) any additional out-of-pocket expenses incurred in connection with these costs.

   (c)In addition to the services described above, Distributor will provide services including assistance in the production of marketing and advertising materials for the sale of Shares of the Trust and their review for compliance with applicable regulatory requirements, entering into dealer agreements with broker-dealers

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       to  sell Shares of the Trust and monitoring their financial strength and contractual compliance, providing, directly or through its affiliates certain investor support services, personal service, and the maintenance of shareholder accounts.

   (d)In connection with the services to be provided by the Distributor under this Agreement, the Distributor shall receive a fee payable monthly of $3,000 per annum from the Trust and reimbursement from the Trust's Investment Advisor which may include without limitation reimbursement for the expenses incurred pursuant to Section 9(b) hereof. The Trust authorizes Distributor to debit each Portfolio's custody account for fees and out-of-pocket expenses which are rendered for the services performed under this Agreement.

   10.INDEMNIFICATION.

      (a)The Trust agrees to indemnify and hold harmless the Distributor and each of its trustees and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the
       1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Trust or any of its employees or representatives, or based upon the grounds that the registration statements, Prospectuses, SAI's, shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading. However, the Trust does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of the Distributor. In no case (i) is the indemnity of the Trust in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Trust or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or ordinary negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this Section 10(a) with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or any such person or after the Distributor or such person shall have received notice of service on any designated agent. However, except to the extent the Trust is harmed, thereby failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to the Distributor or any person against whom such action is brought other than on account of its indemnity agreement contained in this
       Section 10(a). The Trust shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the

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       defense of any suit brought to enforce any claims, but if the  Trust elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor, or person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any suit and retain counsel, the Distributor, officers or trustees or controlling person(s) or defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect
       to   assume  the  defense  of  any  suit,  it  will  reimburse   the
       Distributor,  officers  or  trustee  or  controlling  person(s)   or
       defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Shares.

      (b)The Distributor also covenants and agrees that it will indemnify and hold harmless the Trust and each of its trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the 1933 Act or any other statute or common law, alleging  any  wrongful  act  of  the  Distributor  or  any  of  its employees or representatives, or alleging that the registration statements, Prospectuses, SAI's, shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of the Trust or any person indemnified to be deemed to protect the Trust or any person against any liability to which the Trust or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this Section 10(b) with respect to any claim made against the Trust or any person indemnified unless the Trust or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or any such person or after the Trust or such person shall have received notice of service on any designated agent. However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Trust or any person against whom the action is brought other than on account of its indemnity agreement contained in this Section 10(b). In the case of any notice to the Distributor, it shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Distributor elects to assume the defense, the defense shall be conducted by

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       counsel  chosen by it and satisfactory to the Trust, to its officers and  trustees  and to any controlling person(s) or any defendants(s)
       in  the  suit.   In the event the Distributor elects to  assume  the
       defense of any suit and retain counsel, the Trust or controlling person(s) or defendant(s) in the suit, shall bear the fees and
       expenses  of  any  additional counsel  retained  by  them.   If  the
       Distributor does not elect to assume the defense of any suit, it will reimburse the Trust, its officers or Trustees, controlling person(s) or defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Shares.

    11. EFFECTIVENESS, TERMINATION, ETC. This Agreement shall become effective as of the date first written above, and unless terminated as provided, shall continue in force for two (2) years from the date of its execution and thereafter from year to year, provided continuance is approved at least annually by either (i) the vote of a majority of the trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Trust, and (ii) the vote of a majority of those trustees of the Trust who are not interested persons of the Trust and who are not parties to this Agreement or interested persons of any party, cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this Section 11, the terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or as hereafter amended. In addition to termination by failure to approve continuance or by assignment, this Agreement may at any time be terminated without the payment of any penalty by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, or by vote of a majority of the outstanding voting securities of the Trust, on not more than sixty (60) days' written notice to the Trust. This Agreement may be terminated by the Distributor upon not less than sixty (60) days' prior written notice to the Trust.

    12. NOTICE. Any notice under this Agreement shall be given in writing addressed and hand delivered or sent by registered or certified mail, postage prepaid, to the other party to this Agreement at its principal place of business.

    13. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

    14. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.

    15. SHAREHOLDER LIABILITY. Distributor acknowledges that it has received notice of and accepts the limitations of liability set forth in the Trust's Declaration of Trust. Distributor agrees that the Trust's obligations hereunder shall be limited to the Trust, and that Distributor shall have recourse solely against the assets of the Portfolio with respect to which the Trust's obligations hereunder relate and shall have no

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recourse  against  the  assets  of  any  other  Portfolio  or  against  any shareholder, Trustee, officer, employee, or agent of the Trust.

    16. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                              THE HOMESTATE GROUP



                              By:   _____________________________
                                    Scott L. Rehr, President



                              RODNEY SQUARE DISTRIBUTORS, INC.



                              By:   _____________________________
                                    Jeffrey O. Stroble, President


Acknowledgment as to the reimbursement with respect to marketing expenses of Rodney Square
Distributors, Inc. as Distributor:

Emerald Advisors, Inc.
   as Investment Advisor


By: _____________________________
    Kenneth M. Mertz II, President


Date:________________________